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                                                                   EXHIBIT 10.19

                            ENTERASYS NETWORKS, INC.
                        1995 EMPLOYEE STOCK PURCHASE PLAN

                       RESTATED EFFECTIVE OCTOBER 25, 1999

SECTION 1. PURPOSE OF PLAN

       The Enterasys Networks, Inc. l995 Employee Stock Purchase Plan (the "Plan"), as restated effective October 25, 1999, is intended to provide a method by which eligible employees of Enterasys Networks, Inc. ("Enterasys") and such of its Subsidiaries as the Board of Directors of Enterasys (the "Board of Directors") may from time to time designate (Enterasys and such Subsidiaries being hereinafter referred to as the "Company") may use voluntary, systematic payroll deductions to purchase shares of common stock, $.01 par value of Enterasys (such common stock being hereafter referred to as "Stock") and thereby acquire an interest in the future of Enterasys . For purposes of the Plan, a "Subsidiary" is any corporation in which Enterasys owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

SECTION 2. OPTIONS TO PURCHASE STOCK

       Under the Plan, there is available an aggregate of not more than 2,000,000 shares of Stock (subject to adjustment as provided in Section
       15) for sale pursuant to the exercise of options ("Options") granted under the Plan to employees of the Company ("Employees") who meet the eligibility requirements set forth in Section 3 hereof ("Eligible Employees"). The Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock or shares of reacquired Stock, as the Board of Directors may determine.

SECTION 3. ELIGIBLE EMPLOYEES

       Except as otherwise provided below, each Employee will be eligible to participate in the Plan.

       (a) Any Employee who immediately after the grant of an Option to him or her would own (or pursuant to Sections 423(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") would be deemed to own) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the employer corporation or of its parent or subsidiary corporations, as defined in Section 424 of the Code, will not be eligible to receive an Option to purchase Stock pursuant to the Plan.

       (b) No Employee will be granted an Option under the Plan which would permit his or her rights to purchase shares of stock under all employee stock purchase plans of the Company and its parent and subsidiary corporations (as defined in Section 424 of the Code) to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the Option is granted) for each calendar year during which any such Option granted to such Employee is outstanding at any time, as provided in Sections 423 and 424(d) of the Code.

SECTION 4. METHOD OF PARTICIPATION

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       The "Option Periods" under the Plan shall be the period commencing on the
       Monday of the fourth week of October and ending on the Friday of the third week of April and the period commencing on the Monday of the fourth week of April and ending on the Friday of the third week of October. Each person who will be an Eligible Employee on the first day of any Option Period may elect to participate in the Plan by executing and delivering, prior to such day and subject to such additional administrative rules as the Board of Directors may prescribe, a payroll deduction authorization in accordance with Section 5. Such Employee will thereby become a participant ("Participant") on the first day of such Option Period and will remain a Participant until his or her participation is terminated as provided in the Plan.

       Reference is made to the Enterasys Networks, Inc. l989 Employee Stock Purchase Plan, as amended (the "1989 Plan"). Each person who elects to participate in this Plan for an Option Period shall thereby be deemed to have elected to participate in the 1989 Plan for such period, and vice versa.

SECTION 5. PAYROLL DEDUCTION

       Payroll deductions under this Plan and the 1989 Plan shall be coordinated. For each dollar deducted from a Participant's payroll, fifty cents shall be treated as having been allocated to this Plan and fifty cents shall be treated as allocated to the 1989 Plan. The payroll deduction authorization (applicable to both Plans) will request withholding at a rate in whole percentages of not less than 2% nor more than 20% in the aggregate of the Participant's Compensation by means of substantially equal payroll deductions over the Option Period from payroll periods ending in the Option Period. For purposes of the Plan, "Compensation" will mean all compensation paid to the Participant by the Company and currently includible in his or her income, including bonuses, commissions and other amounts includible in the definition of compensation provided in the Treasury Regulations promulgated under
       Section 415 of the Code, plus any amount that would be so included but for the fact that it was contributed to a qualified plan pursuant to an elective deferral under Section 401(k) of the Code, but not including payments under stock option plans and other employee benefit plans or any other amounts excluded from the definition of compensation provided in the Treasury Regulations promulgated under Section 415 of the Code. A Participant may change the withholding rate of his or her payroll deduction authorization by written notice delivered to Enterasys prior to the first day of the Option Period as to which the change is to be effective (and subject to such additional administrative rules as the Board of Directors may prescribe). Once during each Option Period, a Participant may also reduce the withholding rate of his or her payroll deduction authorization, subject to such administrative rules as the Board of Directors may prescribe. All amounts withheld in accordance with a Participant's payroll deduction authorization and allocated to this Plan will be credited to a withholding account for such Participant (the "1995 Plan Account").

SECTION 6. GRANT OF OPTIONS

       Each person who is a Participant on the first day of an Option Period will as of such day be granted an Option for such Period. Such Option will be for the number of whole shares of Stock to be determined by dividing (i) the balance in the Participant's 1995 Plan Account on the last day of the Option Period by (ii) the purchase price per share of the Stock determined under Section 7. Enterasys will reduce, on a substantially proportionate basis, the number of


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       shares of Stock receivable by each Participant upon exercise of his or her Option for an Option Period in the event that the number of shares then available under the Plan is otherwise insufficient. The maximum number of shares of Stock for which an Option may be granted under the Plan to a Participant for any Option Period is the number determined by dividing $6,250 by the fair market value of a share of Stock, determined pursuant to Section 7, as of the date of the grant of the Option.

SECTION 7. PURCHASE PRICE

       The purchase price of Stock issued pursuant to the exercise of an Option will be 85% of the fair market value of the Stock at (a) the time of grant of the Option or (b) the time at which the Option is deemed exercised, whichever is less. Fair market value will mean the Closing Price of the Stock. The "Closing Price" of the Stock on any business day will be the last sale price, regular way, with respect to such Stock, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, with respect to such Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange; or, if such Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Stock is listed or admitted to trading; or, if such Stock is not listed or admitted to trading, the last quoted price with respect to such Stock, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market with respect to such Stock, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other similar system then in use; or, if on any such date such Stock is not quoted by any such organization, the average of the closing bid and asked prices with respect to such Stock, as furnished by a professional market maker making a market in such Stock selected by the Board of Directors in good faith; or, if no such market maker is available, the fair market value of such Stock as of such day as determined in good faith by the Board of Directors.

SECTION 8. EXERCISE OF OPTIONS

       If any Employee is a Participant in the Plan on the last business day of an Option Period, he or she will be deemed to have exercised the Option granted to him or her for that period. Upon such exercise, Enterasys will apply the balance of the Participant's 1995 Plan Account to the purchase of the number of whole shares of Stock determined under Section 6 and as soon as practicable thereafter will issue and deliver certificates for said shares to the Participant and will return to him or her the balance, if any, of the Participant's 1995 Plan Account in excess of the total purchase price of the shares so issued; provided, that if the balance left in the Participant's 1995 Plan Account consists solely of an amount equal to the value of a fractional share (a "residual amount") it will be applied as follows:

              (a) If the fractional share purchasable with the residual amount under this Plan, when added to the fractional share purchasable with any similar amount remaining in the Participant's withholding account under the 1989 Plan, would amount to at least one whole share, Enterasys will include a certificate for such additional share in or with the certificates otherwise deliverable to the Participant for his or her shares purchased for such Option Period under this Plan and the 1989 Plan. Any balance of cash



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              allocable to the Participant's 1995 Plan Account shall be retained therein and carried over to the next Option Period.

              (b) If the fractional share purchasable with the residual amount under this Plan, when added to the fractional share purchasable with any similar amount remaining in the Participant's withholding account under the 1989 Plan, would amount to less than one whole share, the residual amount shall be retained in the 1995 Plan Account and carried over to the next Option Period.

       No fractional shares will be issued to the Participant. Notwithstanding anything herein to the contrary, Enterasys' obligation to issue and deliver shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of said shares, to any requirements of any national securities exchange applicable thereto, and to compliance by Enterasys with other applicable legal requirements in effect from time to time.

SECTION 9. INTEREST

       No interest will be payable on amounts credited to a Participant's 1995 Plan Account.

SECTION 10. CANCELLATION AND WITHDRAWAL

       A Participant who holds an Option under the Plan may at any time prior to exercise thereof under Section 8 cancel all (but not less than all) of his or her Options by written notice delivered to the Company.

       A Participant may terminate his or her payroll deduction authorization as of any date by written notice delivered to the Company and will thereby cease to be a Participant as of such date. Any Participant who voluntarily terminates his or her payroll deduction authorization prior to the last business day of an Option Period will be deemed to have canceled his or her Options.

       Any cancellation or deemed cancellation by the Participant of his or her options under the 1989 Plan shall be deemed a cancellation by the Participant of his or her Options under this Plan. Upon any deemed cancellation of a Participant's Options under this Plan by reason of a cancellation or deemed cancellation under the 1989 Plan, the Participant shall be deemed to have terminated his or her payroll deduction authorization with respect to this Plan.

       Subject to Section 12, upon cancellation or deemed cancellation of a Participant's Options the Participant's 1995 Plan Account will be returned to the Participant.

SECTION 11. TERMINATION OF EMPLOYMENT

       Subject to Section 12, upon the termination of a Participant's service with the Company for any reason, he or she will cease to be a Participant and any Options held by him or her under the Plan will be deemed canceled, the balance of his or her 1995 Plan Account will be returned to him or her, and he or she will have no further rights under the Plan.

SECTION 12. DEATH OF PARTICIPANT


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       In the event a Participant's service with the Company is terminated by reason of death occurring prior to the last day of an Option Period, any Options then held by the Participant shall be deemed forthwith canceled in accordance with Section 10 unless the Participant shall have earlier elected, in a manner acceptable to Enterasys and consistent with the treatment of the Participant's withholding account under the 1989 Plan, to have the balance of his or her 1995 Plan Account at the time of death applied as of the last day of the Option Period to the exercise of the Options. The balance of the deceased Participant's 1995 Plan Account (if the Participant's Options are canceled), or the Stock purchased with such account (if the Participant elected to have his or her Options exercised following death) plus any remaining cash, shall be delivered to the Participant's beneficiary or beneficiaries designated for purposes of the Company's group term life insurance program. If such beneficiary or beneficiaries are not then living or cannot be located by Enterasys, Enterasys shall instead deliver the Stock and/or cash to the executor or administrator of the estate of the Participant, if Enterasys is able to identify such executor or administrator. If Enterasys is unable to identify such administrator or executor, Enterasys, in its discretion, may deliver such Stock and/or cash to the spouse or to any one or more dependents of a Participant as Enterasys may determine. No beneficiary will, prior to the death of the Participant, acquire any interest in amounts credited to the Participant under the Plan.

SECTION 13. EQUAL RIGHTS; PARTICIPANT'S RIGHTS NOT TRANSFERABLE

       All Participants granted Options under the Plan will have the same rights and privileges, and each Participant's rights and privileges under any Option granted under the Plan will be exercisable during his or her lifetime only by him or her, and will not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates the terms of this Section, any Options held by him or her may be terminated by the Company and upon return to the Participant of the balance of his or her withholding account, all his or her rights under the Plan will terminate.

SECTION 14. EMPLOYMENT RIGHTS

       Nothing contained in the provisions of the Plan will be construed to give to any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time.

SECTION 15. CHANGE IN CAPITALIZATION

       In the event of any change in the outstanding Stock of Enterasys by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number of shares available under the Plan, the number of shares under Options granted but not exercised, and the Option price will be appropriately adjusted.

SECTION 16. ADMINISTRATION OF PLAN

       The Plan will be administered by the Board of Directors, which will have the right to determine any questions which may arise regarding the interpretation and application of the provisions of the Plan and to make, administer, and interpret such rules and regulations as it will deem necessary or advisable. Reference to the Board of Directors in connection with its administrative function under the Plan shall include its delegates.

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SECTION 17. AMENDMENT AND TERMINATION OF PLAN

       Enterasys reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable by vote of the Board of Directors; provided, however, that any amendment relating to the aggregate number of shares which may be issued under the Plan (other than an adjustment provided for in Section 15) or to the Employees (or class of Employees) eligible to receive Options under the Plan, as determined consistent with the regulations under Section 423 of the Code, will have no force or effect unless it will have been approved by the shareholders within twelve months before or after its adoption.

       The Plan may be suspended or terminated at any time by the Board of Directors, but no such suspension or termination will adversely affect the rights and privileges of holders of the outstanding Options. The Plan will terminate in any case when all or substantially all of the Stock reserved for the purposes of the Plan has been purchased.

SECTION 18. APPROVAL OF SHAREHOLDERS

       The Plan was approved by the shareholders of Enterasys secured within twelve months after the date the Plan was adopted by the Board of Directors.